UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2016

BANC OF CALIFORNIA, INC.

(Exact name of Registrant as specified in its Charter)

Maryland	001-35522	04-3639825
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

18500 Von Karman Avenue, Suite 1100, Irvine, California		92612
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (855) 361-2262

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 18, 2016, Banc of California, Inc. announced that its Board of Directors (the “Board”) has declared a quarterly dividend payment on its common stock in the amount of $0.12 per share. The dividend will be payable on July 1, 2016 to record holders as of June 15, 2016.

On May 18, 2016, the Board also declared a quarterly dividend per depository share on its Series C, D and E Preferred Stock in the amount of $0.50, $0.460938 and $0.6128, respectively, representing an annualized yield of 8.00% 7.375% and 7.00%, respectively, on the liquidation preference amount for outstanding shares. The dividends will be payable on June 15, 2016 to record holders as of June 1, 2016 of depositary shares relating to the underlying Series C, Series D and Series E Preferred Stock. For the Series E Preferred Stock dividend per depositary share, the amount is pro-rated for the period beginning with the original issue date of February 8, 2016 and ending on June 14, 2016. Going forward the quarterly dividend amount per Series E depositary share is expected to be $0.4375.

A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Banc of California, Inc. Press Release dated May 18, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANC OF CALIFORNIA, INC.

May 18, 2016	/s/ John C. Grosvenor
John C. Grosvenor
Executive Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Banc of California, Inc. Press Release dated May 18, 2016.

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